Filed Pursuant to Rule 424(b)(3)

Registration No. 333-286686

PROSPECTUS

16,894,212 Shares of Common Stock

This prospectus relates to the resale of up to 16,894,212 shares of common stock, par value $0.0001 per share (“Common Stock”), of Matinas Biopharma Holdings, Inc. (the “Company,” “we,” “our” or “us”) by the Selling Stockholders listed in this prospectus (the “Selling Stockholders”). The shares of Common Stock registered for resale pursuant to this prospectus consist of (i) 5,631,404 shares of Common Stock issuable upon the conversion of 3,300 shares of the Company’s Series C Convertible Preferred Stock, par value $0.0001 (the “Preferred Stock”), and (ii) 11,262,808 shares of Common Stock issuable upon the exercise of warrants (the “Warrants”). The Preferred Stock and Warrants were issued to the Selling Stockholders in a private placement offering (the “Private Placement”) which closed in two separate closings that occurred on February 13, 2025 and April 8, 2025. For additional information about the Private Placement, see “Private Placement” beginning on page 6 of this prospectus.

The Selling Stockholders may, from time to time, sell, transfer, assign or otherwise dispose of any or all of their shares of Common Stock or interests in their shares of Common Stock on any stock exchange, market or trading facility on which the shares of Common Stock are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. We will not receive any proceeds from the resale or other disposition of the shares of Common Stock by the Selling Stockholders. See “Use of Proceeds” beginning on page 9 and “Plan of Distribution” beginning on page 10 of this prospectus for more information.

Our Common Stock is listed on the NYSE American LLC (“NYSE American”) under the symbol “MTNB.” On April 28, 2025, the last reported sale price of our Common Stock as reported on NYSE American was $0.63.

You should read this prospectus, together with additional information described under the headings “Incorporation of Certain Information by Reference” and “Where You Can Find More Information,” carefully before you invest in any of our securities.

An investment in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described in the section captioned “Risk Factors” contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the Securities and Exchange Commission, or the SEC, on April 15, 2025 and our other filings we make with the SEC from time to time, which are incorporated by reference herein in their entirety, together with other information in this prospectus and the information incorporated by reference herein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 29, 2025.

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ABOUT THIS PROSPECTUS

Neither we nor the Selling Stockholders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the Selling Stockholders take responsibility for and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the Selling Stockholders will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

For investors outside the United States: neither we nor the Selling Stockholders have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction outside the United States where action for that purpose is required. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of our securities covered hereby and the distribution of this prospectus outside the United States.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

We may also provide a prospectus supplement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement together with the additional information to which we refer you in the sections of this prospectus entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

This prospectus and the information incorporated by reference herein contain references to trademarks, service marks and trade names owned by us or other companies. Solely for convenience, trademarks, service marks and trade names referred to in this prospectus and the information incorporated by reference herein, including logos, artwork, and other visual displays, may appear without the ® or ® symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks, service marks and trade names. We do not intend our use or display of other companies’ trade names, service marks or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies. Other trademarks, trade names and service marks appearing in this prospectus and the documents incorporated by reference herein are the property of their respective owners.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus and the documents incorporated by reference herein. This summary does not contain all of the information that you should consider before deciding to invest in our securities. You should read this entire prospectus carefully, including the section entitled “Risk Factors” beginning on page 4, our consolidated financial statements and the related notes and the other information incorporated by reference into this prospectus before making an investment decision.

Overview

We are a clinical-stage biopharmaceutical company focused on delivering groundbreaking therapies using our lipid nanocrystal (“LNC”) platform delivery technology (LNC Platform).

Our lead product candidate is MAT2203 (oral amphotericin B), a highly potent antifungal drug which, by virtue of LNC delivery, has been made oral, safe, and well-tolerated for prolonged administration in patients with life-threatening invasive fungal infections. Following the successful EnACT Phase 2 trial in the treatment of cryptococcal meningitis, MAT2203 is now positioned for a single, Phase 3 registration trial (the “ORALTO trial”) in support of a New Drug Application (“NDA”) for the treatment of invasive aspergillosis in patients with limited treatment options.

We had also been seeking to develop an internal pipeline of products utilizing the LNC Platform to successfully encapsulate small molecules and small oligonucleotides and facilitate targeted and extrahepatic delivery to desired cells and tissues without toxicity, with a focus on small molecule oncology applications as well as the formulation and delivery of small oligonucleotides with a primary therapeutic focus on inflammation.

Following an 80% reduction in workforce implemented in late October 2024, we implemented a cost-cutting strategy and paused further clinical development of MAT2203 while continuing to engage in dialogue with prospective partners for the product with the goal of consummating a licensing, sale or other similar transaction as soon as possible to advance the development of MAT2203 into Phase 3. In addition, the Company continues to engage with the FDA to keep the MAT2203 Investigational New Drug Application (“IND”) active and is actively maintaining and prosecuting intellectual property relating to MAT2203 and to the LNC Platform generally as well as maintaining all of its obligations under our license agreement with Rutgers University. We also continue to support the patients in our Expanded/Compassionate Use Access Program with the assistance of outside medical clinician consultants. As a result of the reduction in force, the Company has paused the internal development of a pipeline of products utilizing the LNC Platform as it evaluates strategic alternatives for those early-stage programs in oncology and inflammatory diseases.

We remain engaged in an ongoing partnership process for MAT2203, seeking one or more development and/or commercialization partners. We will require either (i) the consummation of a partnership transaction, or (ii) raising additional capital, prior to commencing the ORALTO trial. In the event a partnership is consummated, the partner may seek to revise the ORALTO trial or could determine a completely new development program and pathway for MAT2203. There can be no assurance that the Company will be successful in consummating a transaction involving MAT2203.

Corporate Information

We were incorporated in Delaware under the name Matinas BioPharma Holdings, Inc. in May 2013. We have two operating subsidiaries: Matinas BioPharma, Inc., a Delaware corporation originally formed on August 12, 2011, as Nereus BioPharma LLC, and Matinas BioPharma Nanotechnologies, Inc., a Delaware corporation originally formed on January 29, 2015, as Aquarius Biotechnologies, Inc.

Our principal executive offices are located at 1545 Route 206 South, Suite 302, Bedminster, New Jersey 07921, and our telephone number is (908) 484-880-5443. Our website address is www.matinasbiopharma.com. Our website and the information contained on, or that can be accessed through, our website will not be deemed to be incorporated by reference in, and are not considered part of, this prospectus. You should not rely on our website or any such information in making your decision whether to purchase our securities.

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THE OFFERING

Common Stock to be offered by the Selling Stockholders	Up to 16,894,212 shares of Common Stock, which are comprised of (i) 5,631,404 shares of Common Stock issuable upon the conversion the Preferred Stock, and (ii) 11,262,808 shares of Common Stock issuable upon the exercise of Warrants.

Common Stock outstanding prior to this Offering	5,086,985 shares of Common Stock (as of April 15, 2025).

Common Stock to be outstanding after this Offering	21,981,197 shares of Common Stock, assuming the full conversion and exercise of the Preferred Stock and Warrants, as applicable.

Use of Proceeds	We will not receive any proceeds from the shares of Common Stock offered by the Selling Stockholders pursuant to this prospectus. However, we will receive the proceeds of any cash exercise of the Warrants. We intend to use the net proceeds from any cash exercise of the Warrants for working capital and other general corporate purposes. Please see the section entitled see “Use of Proceeds” on page 9 of this prospectus.

National Securities Exchange Listing	Our Common Stock is currently listed on NYSE American under the symbol “MTNB.”

Risk Factors	An investment in our securities involves a high degree of risk. Please see the section entitled “Risk Factors” beginning on page 4 of this prospectus. In addition, before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described in the section captioned “Risk Factors” contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 filed with the Securities and Exchange Commission (the “SEC”) on April 15, 2025, and other filings we make with the SEC from time to time, which are incorporated by reference herein in their entirety, together with other information in this prospectus and the information incorporated by reference herein.

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RISK FACTORS

An investment in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described in the section captioned “Risk Factors” contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 filed with the SEC on April 15, 2025, and our other filings we make with the SEC from time to time, which are incorporated by reference herein in their entirety, together with other information in this prospectus and the information incorporated by reference herein. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could suffer materially. In such an event, the trading price of our shares of Common Stock could decline, and you might lose all or part of your investment.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Except for historical information, this prospectus and the documents incorporated herein by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates, intentions and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be forward-looking statements. You can identify these forward-looking statements through our use of words such as “may,” “can,” “anticipate,” “assume,” “should,” “indicate,” “would,” “believe,” “contemplate,” “expect,” “seek,” “estimate,” “continue,” “plan,” “point to,” “project,” “predict,” “could,” “intend,” “target,” “potential” and other similar words and expressions of the future.

There are a number of important factors that could cause the actual results to differ materially from those expressed in any forward-looking statement made by us. These factors include, but are not limited to:

●	our ability to complete one or more strategic transactions that will maximize our asset or otherwise provide value to stockholders;
●	our ability to raise capital when needed;
●	our history of operating losses in each year since inception and the expectation that we will continue to incur operating losses for the foreseeable future; and
●	our ability to maintain or protect the validity of our patents and other intellectual property.

The foregoing does not represent an exhaustive list of matters that may be covered by the forward-looking statements contained herein, or those documents incorporated by reference, or risk factors that we are faced with that may cause our actual results to differ from those anticipated in our forward-looking statements. Please see “Risk Factors” for additional risks which could adversely impact our business and financial performance.

All forward-looking statements are expressly qualified in their entirety by this cautionary notice. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date of this prospectus, or the date of the document incorporated by reference into this prospectus. We have no obligation, and expressly disclaim any obligation, to update, revise or correct any of the forward-looking statements, whether as a result of new information, future events or otherwise. We have expressed our expectations, beliefs and projections in good faith, and we believe they have a reasonable basis. However, we cannot assure you that our expectations, beliefs, or projections will result or be achieved or accomplished.

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PRIVATE PLACEMENT

On February 13, 2025, we entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Selling Stockholders for the issuance and sale in the Private Placement of an aggregate of 3,300 shares of Preferred Stock, initially convertible into up to 5,631,404 shares of Common Stock and the Warrants to purchase up to an aggregate of 200% of the shares of Common Stock into which the shares of Preferred Stock are initially convertible, or 11,262,808 shares of Common Stock, for an offering price of $1,000 per share of Preferred Stock and accompanying Warrants.

On February 13, 2025, we issued and sold in the initial closing of the Private Placement (the “Initial Closing”), 1,650 shares of Preferred Stock, initially convertible into up to 2,815,702 shares of Common Stock, and accompanying Warrants, initially exercisable for up to 5,631,404 shares of Common Stock, for gross proceeds to the Company of $1.65 million.

Pursuant the Purchase Agreement, we agreed to issue and sell an additional 1,650 shares of Preferred Stock, initially convertible into up to 2,815,702 shares of Common Stock, and accompanying Warrants, initially exercisable for up to 5,631,404 shares of Common Stock upon the obtaining of shareholder approval (“Shareholder Approval”) for the issuance of the Preferred Stock and Warrants, as required by the rules and regulations of NYSE American, including Section 713 of the NYSE American Company Guide. On April 4, 2025, we obtained the Shareholder Approval, and on April 8, 2025, we issued and sold, in the second and final closing of the Private Placement (the “Second Closing”), 1,650 shares of Preferred Stock, initially convertible into up to 2,815,702 shares of Common Stock, and accompanying Warrants, initially exercisable for up to 5,631,404 shares of Common Stock, for gross proceeds to the Company of $1.65 million.

Pursuant to the Purchase Agreement, we agreed to file a registration statement with the SEC to register for resale the shares of Common Stock underlying the Preferred Stock and Warrants. The registration statement must be filed with the SEC no later than the 15th calendar day following the date on which we file our Annual Report on Form 10-K for the fiscal year ended December 31, 2024. We have filed the registration statement of which this prospectus forms a part pursuant to the Purchase Agreement.

Pursuant to the Purchase Agreement, we filed a certificate of designation (the “Certificate of Designation”) on February 13, 2025, with the Delaware Secretary of State designating the rights, preferences and limitations of the shares of Preferred Stock. For a description of the terms of the Preferred Stock, see “Description of Securities.”

The Warrants are exercisable at an exercise price equal to 110% of the Conversion Price, or $0.6446 per share, and have a term of exercise equal to five years. The exercise price of the Warrants may be adjusted for stock dividends and stock splits, subsequent rights offering, pro rata distributions of dividends or the occurrence of a Fundamental Transaction (as defined in the Form of Warrant). In addition, the exercise price of the Warrants is subject to adjustment for certain dilutive issuances of Common Stock, as more fully described in the Form of Warrant. A holder of Warrants will not have the right to exercise any portion of its Warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or, at the election of the holder, 9.99%) of the number of shares of Common Stock outstanding immediately after giving effect to such exercise. A holder may increase or decrease the beneficial ownership limitation up to 9.99%, provided, however, that any increase in the beneficial ownership limitation shall not be effective until 61 days following notice of such change to us. If the trailing five (5) day VWAP (as defined the Warrants) is 300% higher than the initial exercise price of the Warrants, we shall have the right but not the obligation to redeem any of the unexercised portion of the Warrant (the “Call Amount”). Subject to the terms and conditions of the Warrants, upon such a redemption, the holders of the Warrants shall exercise the Warrants for up to the Call Amount.

Pursuant to the Purchase Agreement, commencing on the date of the Initial Closing until such time as Selling Stockholders no longer own at least 10% of the outstanding shares of Common Stock on a fully diluted, as-converted basis, the Selling Stockholders will be entitled to nominate one director to serve on the Board of Directors of the Company (the “Board”), who was initially Dr. Robin Smith. Commencing on the date of the Second Closing until such time as the Selling Stockholders no longer own at least 30% of the outstanding shares of Common Stock on a fully diluted, as-converted basis, the Selling Stockholders will be entitled to nominate one additional director to serve on the Board.

Under the Purchase Agreement, for a period of nine months from the date of the Initial Closing, we are prohibited from issuing, entering into any agreement to issue, or announcing the issuance or proposed issuance of any shares of Common Stock or Common Stock equivalents, subject to certain exceptions.

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SELLING STOCKHOLDERS

This prospectus covers the resale or other disposition by the Selling Stockholders identified in the table below of up to an aggregate 16,894,212 shares of our Common Stock issuable upon the conversion of the Preferred Stock and the exercise of the Warrants. The Selling Stockholders acquired their securities in the transactions described above under the heading “Private Placement.”

Both the Certificate of Designation of the Preferred Stock and the Warrants held by the Selling Stockholders contain limitations which prevent the holder from converting such Preferred Stock or exercising such Warrants if such exercise would cause the Selling Stockholder, together with certain related parties, to beneficially own a number of shares of Common Stock which would exceed 4.99% (or, at the election of the holder, 9.99%) of our then outstanding shares of Common Stock following such exercise, excluding for purposes of such determination, shares of Common Stock issuable upon conversion of the Preferred Stock which have not been converted or the exercise of the Warrants which have not been exercised.

The table below sets forth, as of April 15, 2025, the following information regarding the Selling Stockholders:

●	the names of the Selling Stockholders;

●	the number of shares of Common Stock owned by the Selling Stockholders prior to this offering, without regard to any beneficial ownership limitations contained in the Certificate of Designation of the Preferred Stock and the Warrants;

●	the number of shares of Common Stock to be offered by the Selling Stockholders in this offering;

●	the number of shares of Common Stock to be owned by the Selling Stockholders assuming the sale of all of the shares of Common Stock covered by this prospectus; and

●	the percentage of our issued and outstanding shares of Common Stock to be owned by Selling Stockholders assuming the sale of all of the shares of Common Stock covered by this prospectus based on the number of shares of Common Stock issued and outstanding as of April 15, 2025.

Except as described above, the number of shares of Common Stock beneficially owned by the Selling Stockholders has been determined in accordance with Rule 13d-3 under the Exchange Act and includes, for such purpose, shares of Common Stock that the Selling Stockholder has the right to acquire within 60 days of April 15, 2025.

All information with respect to the Common Stock ownership of the Selling Stockholders has been furnished by or on behalf of the Selling Stockholders. We believe, based on information supplied by the Selling Stockholders, that except as may otherwise be indicated in the footnotes to the table below, the Selling Stockholder has sole voting and dispositive power with respect to the shares of Common Stock reported as beneficially owned by the Selling Stockholders. Because the Selling Stockholders identified in the table may sell some or all of the shares of Common Stock beneficially owned by them and covered by this prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares of Common Stock, no estimate can be given as to the number of shares of Common Stock available for resale hereby that will be held by the Selling Stockholders upon termination of this offering. In addition, the Selling Stockholders may have sold, assigned, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, the shares of Common Stock they beneficially own in transactions exempt from the registration requirements of the Securities Act after the date on which they provided the information set forth in the table below. We have, therefore, assumed for the purposes of the following table, that each Selling Stockholders will sell all of the shares of Common Stock owned beneficially by it that are covered by this prospectus, but will not sell any other shares of Common Stock that they presently own. Except as set forth below and for the ownership of the Preferred Stock and Warrants issued pursuant to the Securities Purchase Agreement, neither the Selling Stockholders, nor any persons (entities or natural persons) who have control over the Selling Stockholders, have held any position or office, or have otherwise had any material relationship with us or any of our subsidiaries within the past three years.

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Name of Selling Stockholders	Shares Owned prior to Offering		Shares Offered by this Prospectus	Shares Owned after Offering	Percentage of Shares Beneficially Owned after Offering (1)
Sanitam Partners LLC (2)	7,408,641	(3)	7,197,954	210,687	*
Pembroke & Partners LLC (4)	5,039,046	(5)	5,037,546	1,500	*
Platinum Point Capital LLC(6)	2,098,980	(7)	2,098,980	-	-
HEZBAY Holdings LLC(8)	2,559,732	(9)	2,559,732	-	-

* Less than 1 percent

(1)	Percentages are based on 5,086,985 shares of Common Stock outstanding as of April 15, 2025

(2)	Adam K. Stern is the Manager of Sanitam Partners LLC and has voting and investment control over the securities held by Sanitam Partners LLC. The address of Sanitam Partners LLC is 1345 Avenue of the Americas Fl 27, New York, New York 10105.

(3)	Includes (i) 2,399,318 shares of Common Stock issuable upon conversion of Preferred Stock, (ii) 4,798,636 shares of Common Stock issuable upon conversion of Warrants and (iii) 210,687 shares of Common Stock.

(4)	Robert J. Eide is the Sole Manager of Pembroke & Partners LLC and has voting and investment control over the securities held by Pembroke & Partners LLC. The address of Pembroke & Partners LLC is 1345 Avenue of the Americas Fl 27, New York, New York 10105.

(5)	Includes (i) 1,679,182 shares of Common Stock issuable upon conversion of Preferred Stock, (ii) 3,358,364 shares of Common Stock issuable upon conversion of Warrants and (iii) 1,500 shares of Common Stock.

(6)	Brian Freifeld is the Manager of Platinum Point Capital LLC and has voting and investment control over the securities held by Platinum Point Capital LLC. The address of Platinum Point Capital LLC is 353 Lexington Avenue Suite 1501. New York, New York 10016.

(7)	Includes (i) 699,660 shares of Common Stock issuable upon conversion of Preferred Stock and (ii) 1,399,320 shares of Common Stock issuable upon conversion of Warrants.

(8)	Ari Kluger is the Sole Partner of Hezbay Holdings LLC and has voting and investment control over the securities held by Hezbay Holdings LLC. The address of Hezbay Holdings LLC is 23 Tammy Rd., Spring Valley, New York 10977.

(9)	Includes (i) 853,244 shares of Common Stock issuable upon conversion of Preferred Stock and (ii) 1,706,488 shares of Common Stock issuable upon conversion of Warrants.

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USE OF PROCEEDS

The Common Stock to be offered and sold using this prospectus will be offered and sold by the Selling Stockholders named in this prospectus. Accordingly, we will not receive any proceeds from any sale of shares of Common Stock in this offering. However, we will receive the proceeds of any cash exercise of the Warrants. We intend to use the net proceeds from any cash exercise of the Warrants for working capital and other general corporate purposes. We will pay all of the fees and expenses incurred by us in connection with this registration.

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PLAN OF DISTRIBUTION

Each Selling Stockholder of the securities and any of their pledgees, donees, assignees, transferees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on NYSE American or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the securities or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

We are required to pay certain fees and expenses incurred by us incident to the registration of the securities. We have agreed to keep the registration statement of which this prospectus forms a part effective at all times until no Selling Stockholder owns any shares of Common Stock issuable upon conversion or exercise of the Preferred Stock and Warrants, as applicable.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market-making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Common Stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

Our Common Stock is quoted on NYSE American under the symbol “MTNB.”

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DESCRIPTION OF SECURITIES

The following summary of the rights of our capital stock is not complete and is subject to and qualified in its entirety by reference to our Certificate of Incorporation, as amended (the “Certificate of Incorporation”) and Bylaws (the “Bylaws”), copies of which are filed as exhibits to the registration statement of which this prospectus forms a part.

General

Our authorized capital stock consists of 250,000,000 shares of Common Stock, par value $0.0001 per share and 10,000,000 shares of preferred stock, par value $0.0001 per share.

The additional shares of our authorized stock available for issuance might be issued at times and under circumstances so as to have a dilutive effect on earnings per share and on the equity ownership of the holders of our Common Stock. The ability of our board of directors to issue additional shares of stock could enhance the board’s ability to negotiate on behalf of the stockholders in a takeover situation but could also be used by the board to make a change-in-control more difficult, thereby denying stockholders the potential to sell their shares at a premium and entrenching current management. The following description is a summary of the material provisions of our capital stock.

Common Stock

Voting. The holders of our Common Stock are entitled to one vote for each share held of record on all matters on which the holders are entitled to vote (or consent to).

Dividends. The holders of our Common Stock are entitled to receive, ratably, dividends only if, when and as declared by our board of directors out of funds legally available therefor and after provision is made for each class of capital stock having preference over the Common Stock (including the Common Stock).

Liquidation Rights. In the event of our liquidation, dissolution or winding-up, the holders of our Common Stock are entitled to share, ratably, in all assets remaining available for distribution after payment of all liabilities and after provision is made for each class of capital stock having preference over the Common Stock (including the Common Stock).

Conversion Rights. The holders of our Common Stock have no conversion rights.

Preemptive and Similar Rights. The holders of our Common Stock have no preemptive or similar rights.

Redemption/Put Rights. There are no redemption or sinking fund provisions applicable to the Common Stock. All of the outstanding shares of our Common Stock are fully-paid and nonassessable.

Transfer Agent and Registrar. The transfer agent and registrar for our Common Stock is VStock Transfer, LLC.

Preferred Stock

We are authorized to issue up to 10,000,000 shares of preferred stock, par value $0.0001 per share, with such designations, rights, and preferences as may be determined from time to time by our board of directors. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting, or other rights that could adversely affect the voting power or other rights of the holders of our Common Stock. The issuance of preferred stock could have the effect of restricting dividends on our Common Stock, diluting the voting power of our Common Stock, impairing the liquidation rights of our Common Stock, or delaying or preventing a change in control of our company, all without further action by our stockholders.

Our board of directors has the authority, within the limitations and restrictions prescribed by law and without stockholder approval, to provide by resolution for the issuance of shares of preferred stock, and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preference and the number of shares constituting any series of the designation of such series, by delivering an appropriate certificate of amendment to our amended and restated certificate of incorporation to the Delaware Secretary of State pursuant to the Delaware General Corporation Law (the “DGCL”). The issuance of preferred stock could have the effect of decreasing the market price of the Common Stock, impeding or delaying a possible takeover and adversely affecting the voting and other rights of the holders of our Common Stock.

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Series C Preferred Stock

We filed the Certificate of Designation on February 13, 2025, with the Delaware Secretary of State designating the rights, preferences and limitations of the shares of Preferred Stock. The following a summary of the principal terms of the Preferred Stock as set forth in the Certificate of Designation is qualified in its entirety by reference to, the Certificate of Designation, which is filed as an exhibit to the registration statement of which this prospectus forms a part.

Voting. The holders of the Preferred Stock are entitled to vote with the holders of Common Stock on all matters presented to stockholders. In any such vote, each share of Preferred Stock is entitled to a number of votes equal to the Stated Value per share of the Series C Preferred divided by $0.6393, subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock.

Dividends. The holders of the Preferred Stock are entitled to receive dividends on an as-if-converted-to-common-stock basis, disregarding for such purpose any conversion limitations stated below, to and in the same form as dividends actually paid on shares of the Common Stock when, as and if such dividends are paid on shares of the Common Stock. No other dividends shall be paid on shares of Preferred Stock.

Liquidation Rights. Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, the holders of the Preferred Stock are entitled to receive out of the assets available for distribution to stockholders, (i) after and subject to the payment in full of all amounts required to be distributed to the holders of another class or series of stock of the Company ranking on liquidation prior and in preference to the preferred stock, (ii) ratably with any class or series of stock designated as ranking on liquidation on parity with the preferred stock and (iii) in preference and priority to the holders of the shares of junior securities, an amount equal to one hundred percent (100%) of the Stated Value and no more, in proportion to the full and preferential amount that all shares of the Preferred Stock are entitled to receive. If our assets are insufficient to pay in full such amounts, then the entire assets to be distributed to the holders of the Preferred Stock will be ratably distributed among the holders in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full.

Conversion Rights. Each share of Preferred Stock is convertible at any time at the option of the Series C Holder thereof, into that number of shares of Common Stock, determined by dividing the Stated Value by the then in effect conversion price. A holder of Preferred Stock will not have the right to convert any portion of its Preferred Stock if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or, at the election of the holder, 9.99%) of the number of shares of Common Stock outstanding immediately after giving effect to such exercise. A holder may increase or decrease the beneficial ownership limitation up to 9.99%, provided, however, that any increase in the beneficial ownership limitation shall not be effective until 61 days following notice of such change to the Company.

Conversion Price. The conversion price for the Preferred Stock is $0.586, subject to adjustment. The conversion price may be adjusted pursuant to the Certificate of Designation for stock dividends and stock splits, subsequent rights offering, pro rata distributions of dividends or the occurrence of a Fundamental Transaction (as defined in the Certificate of Designation). In addition, the conversion price is subject to adjustment for certain dilutive issuances of Common Stock, as more fully described in the Certificate of Designation

Preemptive and Similar Rights. The holders of the Preferred Stock have no preemptive or similar rights.

Redemption/Put Rights. There are no redemption or sinking fund provisions applicable to the Preferred Stock. All of the outstanding shares of the Preferred Stock are fully paid and nonassessable.

Transfer Agent and Registrar. The transfer agent and registrar for the Preferred Stock is VStock Transfer, LLC.

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Anti-Takeover Effects of Delaware law and Our Certificate of Incorporation and Bylaws

Section 203 of the Delaware General Corporation Law

We are subject to Section 203 of the Delaware General Corporation Law (the “DGCL”), which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

●	before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

●	upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

●	on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholder, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines business combination to include the following:

●	any merger or consolidation involving the corporation and the interested stockholder;

●	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

●	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

●	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

●	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits by or through the corporation.

In general, Section 203 defines an “interested stockholder” as an entity or person who, together with the person’s affiliates and associates, beneficially owns, or within three years prior to the time of determination of interested stockholder status did own, 15% or more of the outstanding voting stock of the corporation.

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Certificate of Incorporation and Bylaws

Our Certificate of Incorporation and Bylaws contain provisions that could have the effect of discouraging potential acquisition proposals or tender offers or delaying or preventing a change of control of our company. These provisions are as follows:

●	they provide that special meetings of stockholders may be called only by the board of directors, President or our Chairman of the board of directors, or at the request in writing by stockholders of record owning at least fifty (50%) percent of the issued and outstanding voting shares of Common Stock;
●	they do not include a provision for cumulative voting in the election of directors. Under cumulative voting, a minority stockholder holding a sufficient number of shares may be able to ensure the election of one or more directors. The absence of cumulative voting may have the effect of limiting the ability of minority stockholders to effect changes in our board of directors; and
●	they allow us to issue “blank check” preferred stock, the terms of which may be established and shares of which may be issued without stockholder approval.

Potential Effects of Authorized but Unissued Stock

We have shares of Common Stock and preferred stock available for future issuance without stockholder approval. We may utilize these additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, to facilitate corporate acquisitions or payment as a dividend on the capital stock.

The existence of unissued and unreserved Common Stock and preferred stock may enable our board of directors to issue shares to persons friendly to current management or to issue preferred stock with terms that could render more difficult or discourage a third-party attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, thereby protecting the continuity of our management. In addition, the board of directors has the discretion to determine designations, rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences of each series of preferred stock, all to the fullest extent permissible under the DGCL and subject to any limitations set forth in our Certificate of Incorporation. The purpose of authorizing the board of directors to issue preferred stock and to determine the rights and preferences applicable to such preferred stock is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing desirable flexibility in connection with possible financings, acquisitions and other corporate purposes, could have the effect of making it more difficult for a third-party to acquire, or could discourage a third-party from acquiring, a majority of our outstanding voting stock.

National Securities Exchange Listing

Our Common Stock is currently listed on NYSE American under the symbol “MTNB.”

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LEGAL MATTERS

The validity of the shares of Common Stock offered hereby will be passed upon for us by Lowenstein Sandler LLP, New York, New York.

EXPERTS

The consolidated balance sheets of Matinas BioPharma Holdings, Inc. and Subsidiaries (the “Company”) as of December 31, 2024 and 2023, and the related consolidated statements of operations and comprehensive loss, stockholders’ equity, and cash flows for each of the years then ended, have been audited by EisnerAmper LLP, an independent registered public accounting firm, as stated in their report which is incorporated herein by reference, which report includes an explanatory paragraph about the existence of substantial doubt concerning the Company’s ability to continue as a going concern. Such financial statements have been incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

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WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the shares of Common Stock offered by this prospectus. This prospectus, which is part of the registration statement, omits certain information, exhibits, schedules and undertakings set forth in the registration statement. For further information pertaining to us and our securities, reference is made to our SEC filings and the registration statement and the exhibits and schedules to the registration statement. Statements contained in this prospectus as to the contents or provisions of any documents referred to in this prospectus are not necessarily complete, and in each instance where a copy of the document has been filed as an exhibit to the registration statement, reference is made to the exhibit for a more complete description of the matters involved.

In addition, registration statements and certain other filings made with the SEC electronically are publicly available through the SEC’s website at http://www.sec.gov. The registration statement, including all exhibits and amendments to the registration statement, has been filed electronically with the SEC.

We are subject to the information and periodic reporting requirements of the Exchange Act, as amended, and, in accordance with such requirements, will file periodic reports, proxy statements, and other information with the SEC. These periodic reports, proxy statements, and other information will be available for inspection and copying at the web site of the SEC referred to above. We also maintain a website at www.matinasbiopharma.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not part of, and is not incorporated into, this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it into this prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus and any accompanying prospectus supplement.

We incorporate by reference the documents listed below that we have previously filed with the SEC:

●	our Annual Report on Form 10-K for the year ended December 31, 2024, as filed with the SEC on April 15, 2025;

●	our Current Reports on Form 8-K as filed with the SEC on January 10, 2025, January 24, 2025, February 7, 2025, February 11, 2025, February 13, 2025, March 11, 2025, March 14, 2025, April 4, 2025 and April 8, 2025 (other than any portions thereof deemed furnished and not filed); and

●	the description of our Common Stock and warrants contained in our Registration Statement on Form 8-A filed with the SEC on March 1, 2017, including any amendments and reports filed for the purpose of updating such description, including the description of our Common Stock included as Exhibit 4.2 to our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on April 15, 2025.

All reports and other documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus but before the termination of the offering of the securities hereunder will also be considered to be incorporated by reference into this prospectus from the date of the filing of these reports and documents, and will supersede the information herein; provided, however, that all reports, exhibits and other information that we “furnish” to the SEC will not be considered incorporated by reference into this prospectus. We undertake to provide without charge to each person (including any beneficial owner) who receives a copy of this prospectus, upon written or oral request, a copy of all of the preceding documents that are incorporated by reference (other than exhibits, unless the exhibits are specifically incorporated by reference into these documents). You may request a copy of these materials in the manner set forth under the heading “Where You Can Find More Information,” above.

We will provide you without charge, upon your oral or written request, with a copy of any or all reports, proxy statements and other documents we file with the SEC, as well as any or all of the documents incorporated by reference in this prospectus or the registration statement (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents). Requests for such copies should be directed to:

Investor Relations Department

Matinas BioPharma Holdings, Inc.

1545 Route 206 South

Suite 302

Bedminster, NJ 07921

Telephone number: (908) 484-8805

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16,894,212 Shares of Common Stock

PROSPECTUS

April 29, 2025